EXHIBIT (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY FOR
LIBERTY GLOBAL, INC.
OFFER TO PURCHASE FOR CASH
UP TO 10,000,000 SHARES OF ITS SERIES A COMMON STOCK,
PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE OF $25.00 PER SHARE
AND
UP TO 10,288,066 SHARES OF ITS SERIES C COMMON STOCK,
PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE OF $24.30 PER SHARE
       As set forth in Section 3 of the offer to purchase dated May 18, 2006 of Liberty Global, Inc. (the “offer to purchase”), this notice of guaranteed delivery, or a facsimile hereof, must be used to accept the tender offer if:

(a) certificates representing shares of Series A common stock, par value $0.01 per share, or shares of Series C common stock, par value $0.01 per share, of Liberty Global, Inc., a Delaware corporation, cannot be delivered prior to the “expiration date” (as defined in Section 1 of the offer to purchase); or

(b) the procedure for book-entry transfer cannot be completed before the “expiration date” (as defined in Section 1 of the offer to purchase); or

(c) time will not permit a properly completed and duly executed letter of transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.
      This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See Section 3 of the offer to purchase.
The Depositary for the Offer is:
Computershare Shareholder Services, Inc.

By Mail:	By Overnight Delivery:
Computershare Shareholder Services, Inc. Attn: Corporate Actions P.O. Box 859208 Braintree MA 02185-9208	Computershare Shareholder Services, Inc. Attn: Corporate Actions 161 Bay State Drive Braintree MA 02184
By Facsimile Transmission (For Eligible Institutions Only):
Facsimile Transmission:
781-380-3388
To Confirm Facsimile Transmissions (For Eligible Institutions Only):
Confirm Receipt of Facsimile
By Telephone:
781-843-1833 Ext. 200

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO LIBERTY GLOBAL, INC. OR THE INFORMATION AGENT OF THE TENDER OFFER WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.
      This notice of guaranteed delivery form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Liberty Global, Inc. shares of Series A common stock at a price per share of $25.00 and/or shares of Series C common stock at a price per share of $24.30, in each case net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal which, as they may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged, the number of shares of common stock of Liberty Global, Inc. indicated below.
Number of shares of Series A common stock:

Certificate No(s). (if available):

Number of shares of Series C common stock:

Certificate No(s). (if available):

Name(s):

(Please Type or Print)
Address(es) including Zip Code:

Area Code and Telephone Number(s):

Signature(s):

Dated: ______________________________, 2006
If shares of Series A common stock will be tendered by book-entry transfer, provide the following information:
Account Number at Book-Entry Transfer Facility:

If shares of Series C common stock will be tendered by book-entry transfer, provide the following information:
Account Number at Book-Entry Transfer Facility:

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION,” GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NASDAQ NATIONAL MARKET TRADING DAYS OF THE DATE HEREOF.
Name of Firm:

AUTHORIZED SIGNATURE
Name:

(Please Type or Print)
Title:

Address:

Zip Code
Area Code and Telephone Number:

Dated: ______________________________ , 2006
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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